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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)   November 15, 1999
                                                 ------------------------------

                       METRO ONE TELECOMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          Oregon                          0-27024              93-0995165
---------------------------------  --------------------   ---------------------
  (State or Other Jurisdiction       (Commission File        (IRS Employer
        of Incorporation)                 Number)          Identification No.)

  11200 Murray Scholls Place, Beaverton, Oregon               97007
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    (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (503) 643-9500
                                                   ----------------------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On November 15, 1999, Metro One Telecommunications, Inc.
(the "Company") announced that it believes that its earnings for the fourth quarter ending December 31, 1999 will be less than one-half of current consensus analysts estimates of $0.14 per share. While the Company's expectations of continued revenue growth for those periods have not changed, its margins are being affected by increased call center staffing and associated labor costs to meet call volume from existing and new carrier customers. The tight labor market has required the Company to hire operators through agencies and to generate extra overtime hours in markets servicing and preparing to service significant new call volume; the higher labor costs brought on by these actions have been the principal reason for expected lower earnings. The Company cannot determine the precise impact that these increased costs will have on its earnings into the year 2000 as additional call volume is rolled out.

         The foregoing is qualified in its entirety by reference to a copy of the Company's press release, which is filed as Exhibit 99.1 to this Report and incorporated in this Report by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

                  EXHIBIT NO.                   DESCRIPTION

                     99.1 Press Release, dated November 15, 1999, "Metro One Telecommunications Comments on Earnings Estimates."


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 15, 1999

                                   Metro One Telecommunications, Inc.

                                   By /s/ Stebbins B. Chandor, Jr.
                                      ----------------------------------------
                                      Stebbins B. Chandor, Jr.
                                      Senior Vice President and
                                      Chief Financial Officer


                                      3

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                                  EXHIBIT INDEX

      EXHIBIT NO.                   DESCRIPTION

        99.1 Press Release, dated November 15, 1999, "Metro One Telecommunications Comments on Earnings Estimates."


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